EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

immediate release

HELEN OF TROY LIMITED REPORTS RECORD

NET SALES REVENUE AND RECORD NET INCOME

FOR THE THIRD QUARTER AND FISCAL YEAR-TO-DATE PERIODS

EL PASO, Texas, Jan. 5 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported record net sales revenue and record net income for the third quarter and nine months ended November 30, 2011.

Third quarter net sales revenue was $338,785,000 versus net sales revenue of $205,001,000 in the same period of the prior year, an increase of $133,784,000, or 65.3 percent, due largely to the acquisition of Kaz, Inc. on December 31, 2010. Third quarter net income was $32,879,000, or $1.04 per fully diluted share, compared with $27,063,000, or $0.86 per fully diluted share, for the same period last year, an increase in net income of $5,816,000 or 21.5 percent.

Net sales revenue for the nine months ended November 30, 2011 was $887,672,000 versus net sales revenue of $539,977,000 in the same period of the prior year, an increase of $347,695,000, or 64.4 percent, also due largely to the Kaz acquisition. Net income for the first nine months of this fiscal year was $81,077,000, or $2.56 per fully diluted share, compared with $68,923,000 or $2.20 per fully diluted share, for the same period in the prior year, an increase in net income of $12,154,000, or 17.6 percent.

Net sales revenue for the Housewares segment increased 4.7 percent to $61,223,000  in the third quarter of fiscal 2012 compared with $58,495,000 for the same period last year.  Net sales revenue for the Personal Care segment increased 1.7 percent to $148,984,000 in the third quarter of fiscal 2012 compared with $146,506,000 for the same period last year.  The Company’s new Healthcare/Home Environment segment provided net sales revenue for the third quarter of fiscal 2012 of $128,578,000, an increase of 3.5 percent compared to pro forma pre-acquisition results for the same period last year.

Net sales revenue for the Housewares segment increased 9.8 percent to $178,017,000 for the nine month period ending November 30, 2011, compared with $162,124,000 for the same period last year.  Net sales revenue for the Personal Care segment increased 2.4 percent to $386,998,000 for the nine months ended November 30, 2011, compared to $377,853,000 for the same period last year.  The Healthcare/Home Environment segment provided net sales revenue for the nine months ended November 30, 2011 of

$322,657,000, an increase of 3.2 percent for the nine month period compared to pro forma pre-acquisition results for the same period last year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results, stated “We are pleased with our record sales and record earnings for the third quarter and year to date given a challenging retail environment. Operating income increased by 32.6 and 25.5 percent, respectively, for the three- and nine-months ended November 30, 2011.  The integration of and expansion of our business in the Healthcare / Home Environment segment continues to progress according to plan.  On December 30, 2011, we completed our acquisition of the PUR home water filtration business (“PUR”) from the Procter & Gamble Company, at a purchase price of $160,000,000. PUR’s product lines include faucet mount water filtration systems and filters, pitcher filtration systems and filters and refrigerator filters. PUR will be operated as part of our Healthcare / Home Environment segment. PUR shares many of the segment’s existing customer base, target audience, and product focus areas.   The acquisition of PUR adds an important brand to our portfolio of well-recognized and widely-trusted consumer brands. We believe the acquisition will be immediately accretive to earnings.

“Consolidated gross profit margin as a percentage of net sales for the fiscal quarter ended November 30, 2011 decreased 5.9 percentage points to 39.3 percent compared to 45.2 percent for the same period last year. Consolidated gross profit margin as a percentage of net sales for the nine month period ended November 30, 2011 decreased 5.5 percentage points to 40.0 percent compared to 45.5 percent for the same period last year. As we have previously disclosed, we anticipated a decline in gross profit percentage primarily due to the dilutive impact of the Healthcare/Home Environment segment, whose overall gross profit margins are below those of our other segments.  Also contributing to gross profit margin declines for the fiscal quarter and nine months ended November 30, 2011, were product cost increases and higher promotional discounts.

“Selling, general, and administrative expense (“SG&A”) as a percentage of net sales revenue for the third quarter ended November 30, 2011 decreased by 2.9 percentage points to 27.0 percent compared to 29.9 percent for the same period last year. SG&A expense as a percentage of net sales revenue for the nine months ended November 30, 2011 decreased by 1.7 percentage points to 28.5 percent compared to 30.2 percent for the same period last year.  The decrease is primarily due to our December 2010 acquisition of the Healthcare/Home Environment segment, which operates on lower SG&A percentages than the Company’s other segments. We continually review our cost structure as we pursue additional efficiency opportunities.

“As of November 30, 2011, Helen of Troy’s balance sheet remains strong, with cash and cash equivalents of $35,419,000, net working capital of $229,298,000, and stockholders’ equity of $764,205,000.

On December 15, 2011, we amended our revolving line of credit agreement, in connection with the acquisition of PUR, to increase the amount of available borrowings under our revolving commitment from $150,000,000 to $250,000,000.

“While domestic and global economic indicators continue to provide mixed signals regarding economic recovery, the Company’s core strengths endure and we continue to execute on our business plan. Our business plan includes investment in new product line development, sourcing and product cost management initiatives to partially offset commodity and other cost increases, implementation of numerous productivity initiatives to control operating expense, and continued pursuit of additional acquisitions of complementary businesses or product lines.

We confirm our previously issued fully diluted earnings per share guidance of $3.40 to $3.50 for fiscal year 2012, ending on February 29, 2012.  We are confident that we will continue our leadership position in providing innovative products in order to serve our retail partners and consumers,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s release.  The teleconference begins at 11 a.m. ET today, Thursday, January 5, 2012.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through February 29, 2012.

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, OXO Good Grips®, OXO Soft Works® and OXO Steel®; Personal  Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert Plus®, Infusium23®,  Brut®, Ammens®, Hot Tools® and Gold ‘N Hot®; and Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Stinger® and SoftHeat®. The Revlon® trademark is used under license from Revlon.  The Vidal Sassoon®, Vicks® and Braun® trademarks are used under license from The Procter & Gamble Company.  The Dr. Scholl’s® trademark is used under license from Schering-Plough/Merck.  The Honeywell® trademark is used under license from Honeywell.  For more information, please visit www.hotus.com.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA and EBITDA without share-based compensation and asset impairment charges, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding U.S. GAAP based measures presented in the Company’s consolidated condensed statements of income.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2011 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s projections of product demand, sales and net income are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, expectations regarding Kaz , PUR and other acquisitions and the integration of Kaz, PUR and other acquired businesses,  circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, the Company’s leverage and the constraints it may impose, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Quarter Ended November 30,				Nine Months Ended November 30,
	2011		2010		2011		2010
Sales revenue, net	$338,785	100.0%	$205,001	100.0%	$887,672	100.0%	$539,977	100.0%
Cost of goods sold	205,603	60.7%	112,256	54.8%	532,295	60.0%	294,529	54.5%
Gross profit	133,182	39.3%	92,745	45.2%	355,377	40.0%	245,448	45.5%

Selling, general, and administrative expense	91,354	27.0%	61,205	29.9%	252,546	28.5%	163,020	30.2%
Operating income before impairments	41,828	12.3%	31,540	15.4%	102,831	11.6%	82,428	15.3%

Asset impairment charges	—	0.0%	—	0.0%	—	0.0%	501	0.1%
Operating income	41,828	12.3%	31,540	15.4%	102,831	11.6%	81,927	15.2%

Other income (expense):
Nonoperating income (expense), net	190	0.1%	156	0.1%	(325)	0.0%	490	0.1%
Interest expense	(2,958)	-0.9%	(2,081)	-1.0%	(9,652)	-1.1%	(6,377)	-1.2%
Total other expense	(2,768)	-0.8%	(1,925)	-0.9%	(9,977)	-1.1%	(5,887)	-1.1%
Income before income taxes	39,060	11.5%	29,615	14.4%	92,854	10.5%	76,040	14.1%

Income tax expense	6,181	1.8%	2,552	1.2%	11,777	1.3%	7,117	1.3%
Net income	$32,879	9.7%	$27,063	13.2%	$81,077	9.1%	$68,923	12.8%

Diluted earnings per share	$1.04		$0.86		$2.56		$2.20

Weighted average shares of common stock used in computing diluted earnings per share	31,666		31,297		31,685		31,293

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	11/30/2011	11/30/2010

Cash and cash equivalents	$35,419	$70,623

Receivables	229,221	152,414

Inventory	251,760	152,312

Total assets, current	540,383	393,796

Long-term investments	—	20,223

Total assets	1,300,979	923,434

Total liabilities, current	311,085	174,278

Total long-term liabilities	225,689	93,213

Stockholders’ equity	764,205	655,943

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation and asset impairment charges to Net Income

		Quarter Ended November 30,		Nine Months Ended November 30,
		2011	2010	2011	2010

	Net income	$32,879	$27,063	$81,077	$68,923

	Interest expense, net	2,873	1,929	9,373	5,975

	Income tax expense	6,181	2,552	11,777	7,117

	Depreciation and amortization	7,375	4,109	21,066	12,415

	EBITDA (Earnings before interest, taxes, depreciation and amortization)	$49,308	$35,653	$123,293	$94,430

	EBITDA without share-based compensation and asset impairment charges

	EBITDA, as calculated above	$49,308	$35,653	$123,293	$94,430

Add:	Asset impairment charges	—	—	—	501
	Share-based compensation	1,068	402	2,231	1,547

	EBITDA without share-based compensation and asset impairment charges	$50,376	$36,055	$125,524	$96,478

The above table of SELECTED OTHER DATA includes non-GAAP measures. EBITDA and EBITDA without share-based compensation and asset impairment charges that are discussed in the preceding table are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding U.S. GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s U.S. GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with U.S. GAAP, are not an alternative to U.S. GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

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2012